                                                                    EXHIBIT 4.23

                         REGISTRATION RIGHTS AGREEMENT

     THIS AGREEMENT (this "Agreement") dated April 30, 2001 is entered into
                           ---------
among the Purchasers listed on Schedule 1 (each a "Purchaser" and collectively,
                               ----------          ---------
the "Purchasers") and Clean Harbors, Inc., a Massachusetts corporation (the
     ----------
"Company").
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                                   RECITALS
                                   --------

     Pursuant to a Securities Purchase Agreement dated April 12, 2001 (the "Securities Purchase Agreement") the Purchasers have agreed to purchase
------------------------------
$35,000,000 in aggregate principal amount of the Company's Senior Subordinated Notes due 2008. In connection with such purchase, the Company has agreed to issue to the Purchasers warrants to purchase 1,519,020 shares of the Common Stock of the Company at the date of issue and to grant the Purchasers the rights hereunder.

     NOW THEREFORE, it is agreed:

                           ARTICLE 1.  DEFINITIONS.

     1.1 All capitalized terms used in this Agreement and not otherwise defined shall have the meanings given therefor in the Securities Purchase Agreement.

     1.2 "Company" has the meaning given therefor in the first paragraph of this Agreement.

     1.3 "Common Stock" means the Company's common stock, $.01 par value per share.

     1.4  "Demand Registration" has the meaning given therefor in Section 2.1.

     1.5  "Demand Request" has the meaning given therefor in Section 2.1.

     1.6 "Equity Securities" means (i) any Capital Stock of the Company, (ii) any security convertible, with or without consideration, into Capital Stock of the Company (including any option to purchase such a convertible security),
(iii) any security carrying any warrant or right to subscribe to or purchase Capital Stock of the Company or (iv) any such warrant or right.

     1.7 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     1.8  "Holders" means any holder of Registrable Securities.

     1.9  "indemnified party" has the meaning given therefor in Section 2.7.

     1.10 "indemnifying party" has the meaning given therefor in Section 2.7. "Purchaser and Purchasers" have the meaning given therefor in the first paragraph of this Agreement.
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     1.11  "Pari Passu Securities" has the meaning given therefor in Section
2.1(d).

     1.12 "Register," registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

     1.13 "Registrable Securities" means all Shares which are Common Stock other than such Shares which have been sold after the date hereof pursuant to a registration statement or to the public through a broker, dealer or market maker or in compliance with Rule 144 or Rule 144A (or any similar rule then in force) under the Securities Act or repurchased by the Company or any subsidiary of the Company.

     1.14  "Registration Expense" has the meaning given therefor in Section 2.6.

     1.15 "Requisite Holders" means at the time in question Holders owning at least 50% of the Shares then owned by all Holders in the aggregate.

     1.16  "SEC" means the United States Securities and Exchange Commission.

     1.17 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     1.18 "Shares" means and includes all Equity Securities received or receivable upon exercise of any Warrant.

     1.19 "Warrant Agreement" means that certain Warrant Agreement of even date among the Company and the Purchasers, as amended from time to time in accordance with the terms thereof.

     1.20 "Warrants" means any Warrants for Common Stock now or hereafter issued pursuant to the terms of the Warrant Agreement.

                        ARTICLE 2.  REGISTRATION RIGHTS

     2.1  Demand Registration.
          -------------------

          (a)  Requests for Registration. At any time, Holders owning
               -------------------------
Registrable Securities representing at least 30% of the Registrable Securities shall be entitled to request registration (a "Demand Request") under the
                                             ----------------
Securities Act of all or any portion of their Registrable Securities. A registration requested pursuant to this Section 2.1(a) is referred to in this Agreement as a "Demand Registration". The Demand Request shall specify the
                -------------------
approximate number of shares of Registrable Securities to be registered and the intended method of distribution thereof. Within ten days after receipt of a Demand Request, the Company shall give written notice of such requested registration to each other Holder and shall, subject to Section 2.1(c), include in such registration all such shares of Registrable Securities with respect to which the Company has received written requests for inclusion therein and the intended method of distribution thereof within 30 days after the receipt of the Company's notice.

          (b)  Number of Demand Registrations. The Holders as a group, subject
               ------------------------------
to Section 2.1(a), shall be entitled to request two Demand Registrations. The Company shall

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

pay all Registration Expenses in connection with the Demand Registration and shall pay all Registration Expenses in connection with a registration initiated as a Demand Registration whether or not it becomes effective or is not otherwise counted as a Demand Registration. A registration shall not count as a Demand Registration until it has become effective under the Securities Act and any blue sky laws of any applicable state and remains so effective until the earlier of the date all Registrable Securities included therein have been sold pursuant thereto or the time periods for which such registration statement is required to be maintained as effective under Section 2.4(a) have expired (unless such registration statement is withdrawn at the request of the Holders of not less than a majority of the Registrable Securities included therein (other than a withdrawal in the case described in Section 2.1(d)). If so requested in the Demand Request and if the market value of the Registrable Securities to be included in such registration shall have current market value of not less than $5,000,000, the Company shall use its best efforts to effect such Demand Registration as an underwritten offering on a firm commitment basis, provided if the Company is unable to effect the registration as an underwritten offering on a firm commitment basis, the Company will continue to effect such registration if requested to do so by Holders of not less than a majority of the Registrable Securities to be included therein in accordance with the method of distribution as is specified by such Holders and in such case the registration statement shall count as a Demand Registration; otherwise such Demand Request shall be deemed not to have been made and shall not count as a Demand Registration.

          (c)  Priority on Demand Registration. All Registrable Securities
               -------------------------------
requested to be included in the Demand Registration (including pursuant to Section 2.2) shall be included unless the offering is to be underwritten and the managing underwriters advise the Company in writing that all of the Registrable Securities requested to be included may not be sold without adversely affecting the marketability of the offering. In such case, the number of such Registrable Securities included in the offering, if any, shall be allocated first, pro rata among the Holders requesting inclusion in such Demand Registration on the basis of the total number of Registrable Securities requested by each such Holder to be included and second, pro rata among the holders of any other shares of Common Stock included by the Company for its own behalf or on behalf of any other Person as determined by the Company. If all Registrable Securities requested to be included in the Demand Registration are so included, the Company may include in the Demand Registration other shares of Common Stock to be sold by the Company for its own account or to be sold by other Persons, unless the managing underwriters advise the Company in writing that in their opinion the inclusion of such other shares will cause the number of Registrable Securities and other shares requested to be included in the offering to exceed the number which may be sold without adversely affecting the marketability of the offering.

          (d)  Restrictions on Demand Registration. The Company shall not be
               -----------------------------------
obligated to effect a Demand Registration within 120 days after the effective date of a previous registration of securities by the Company under the Securities Act if all holders of Registrable Securities were given piggyback rights in such previous registration pursuant to Section 2.2 and all Registrable Securities requested to be included in such registration pursuant to Section 2.2 were included therein. The Company shall be entitled to postpone, for up to 90 days (or for up to 120 days if the Demand Request relating to the registration statement is received during the month of December or the first quarter of any calendar year) the filing of any registration statement otherwise required to be prepared and filed by it pursuant hereto if, at the time it receives a Demand Request, the Company would be required to prepare for inclusion or incorporation into the registration statement any financial statements other than those that it customarily prepares or the Company determines in its reasonable business

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judgment that such registration and offering would materially interfere with any financing, refinancing, acquisition, disposition, corporate reorganization or other material corporate transactions or development involving the Company or any of its subsidiaries and promptly gives the Holders making the Demand Request written notice of such determination; provided, that if the Company shall so
                                      --------
postpone the filing of a registration statement, the Holders of a majority of the Registrable Securities requested to be included in such Demand Registration shall have the right to withdraw the Demand Request by giving written notice to the Company within 30 days after the receipt of notice of postponement and, in the event of such withdrawal, the withdrawn Demand Request shall be deemed not to have been made and shall not count as a Demand Registration.

          (e)  Selection of Underwriters. The Company shall have the right to
               -------------------------
select the investment banker(s) and manager(s) to administer the Demand Registration, subject to the approval of the Holders of a majority of the Registrable Securities to be included therein, which approval shall not be unreasonably withheld.

          (f)  Grant of Other Demand Registration Rights. From and after the
               -----------------------------------------
date hereof, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company without the prior written consent of Holders owning a majority of the Registrable Securities at the time provided, that the Company may, without the consent of such Holders,
         --------
date hereof, grant rights to other Persons to (i) participate in Piggyback Registrations so long as such rights are pari passu to the rights of the Holders with respect to such registrations; and (ii) request registrations so long as the Holders are entitled to participate in any such registrations pari passu with such Persons.

     2.2  Piggyback Registrations.
          -----------------------

          (a)  Right to Piggyback.  Whenever the Company proposes to register
               ------------------
any of its equity securities under the Securities Act (including, without limitation, in a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities, the Company shall give prompt written notice to each Holder of its intention to effect such a registration and shall (subject to Section 2.2(c) and 2.2(d)) include in such registration (a "Piggyback Registration") all Registrable Securities with
                 ----------------------
respect to which the Company has received written requests for inclusion therein (which request shall state the intended method of distribution thereof) within 20 days after the receipt of the Company's notice on the same terms and conditions as the other securities included therein.

          (b)  Piggyback Expenses.  The Registration Expenses of the Holders
               ------------------
shall be paid by the Company in all Piggyback Registrations.

          (c)  Priority on Primary Registrations.  If a Piggyback Registration
               ---------------------------------
is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration first, the securities the Company proposes to sell and second, the Registrable Securities and any securities entitled to registration rights in such Piggyback Registration pari passu with the Registrable Securities ("Pari Passu
                                                          ----------
Securities") requested to be included therein and then (and only then) any other
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securities requested to be included in such registration. If less than all the
Registrable Securities requested to be included in the Piggyback Registration may be so included, the number of Registrable Securities and Pari

Passu Securities included in the Piggyback Registration shall be allocated pro rata among the Holders and the holders of such Pari Passu Securities on the basis of the number of Registrable Securities and Pari Passu Securities requested by each such Holder or holder to be included therein.

          (d)  Priority on Secondary Registrations.  If a Piggyback
               -----------------------------------
Registration is an underwritten secondary registration on behalf of other holders of the Company's securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration the Registrable Securities, Pari Passu Securities and the other securities on whose behalf the registration was initially being made pro rata among the Holders of the Registrable Securities requesting inclusion therein, the holders of Pari Passu Securities requesting inclusion therein and the holders of such other securities on the basis of the number of Registrable Securities, Pari Passu Securities and other securities requested by each such Holder or holder to be included therein.

          (e)  Continued Obligation for Demand Registration.  No registration of
               --------------------------------------------
Registrable Securities effected under this Section 2.2 shall relieve the Company of its obligation to effect registration of the Registrable Securities upon any Demand Request made pursuant to the provisions of Section 2.1.

          (f)  Withdrawal or Delay.  Any time after giving written notice of
               -------------------
its to register any securities (other than in the case of a Demand Registration) and prior to the effective date of the registration statement filed in connection with such registration, the Company may determine for any reason not to register or to delay registration of such securities. If the Company makes such a determination or if a Demand Request is withdrawn or a Demand Registration is delayed, the Company shall give written notice of such to each Holder of Registrable Securities requested to be included in such offering and
(i) in the case of a determination not to register or a withdrawal of a Demand Request, the Company shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holder to include Registrable Securities in any future registrations pursuant to this Section 2.2 or to cause a registration to be effected as a Demand Registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities to be included in such registration for the same period as the delay in registering such other securities.

     2.3  Holdback Agreements.
          -------------------

          (a) No Holder shall effect any public sale or distribution (which shall not include any sales pursuant to Rule 144 or 144A) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period following the effective date of the registration statement for a Demand Registration or any underwritten Piggyback Registration in which Registrable Securities are or may be included (except as part of the offering covered by such registration statement) unless the underwriters managing the registered public offering otherwise agree; provided, however, that all officers and
                                 --------  -------
directors of the Company and all other persons holding 5% or more of the Company's capital stock have entered into the same agreement.

          (b) The Company shall not effect any public sale or distribution of shares of Equity Securities, during the seven days prior to and during the 90-day period following the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-4 or Form S-8 or any successor form or pursuant to any shelf registration statement then in effect for the benefit of any holders of the Company's securities), unless the underwriters managing the registered public offering otherwise agree.

     2.4  Registration Procedures.  Whenever any Registrable Securities are
          -----------------------
required to be registered pursuant to this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

          (a) prepare and file with the SEC a registration statement with respect to such Registrable Securities on Form S-3, if available, Form S-1, or such other form of general applicability satisfactory to the managing underwriter (or if the offering is not underwritten, the holders of a majority of Registrable Securities included therein) and use its reasonable best efforts to cause such registration statement to become effective (provided that the Company may delay or discontinue any registration statement effected under
Section 2.1 in accordance with Section 2.1(d) or Section 2.2 in accordance with
Section 2.2(f)) and prepare and file with the SEC such amendments and post-effective amendments to such registration statement and supplements to the prospectus used in connection therewith as may be necessary to keep such registration statement effective under the Securities Act and the blue sky laws of any applicable state for a period of not less than 90 days in the case of an underwritten offering, and in any other offering, until the disposition of all Registrable Securities covered by such registration statement, but not longer than a period of six months, unless at the expiration of such six month period, less than 75% of the Registrable Securities covered by such Registration Statement have been sold, then such period shall automatically be extended for six additional months; provided that at any time after the registration statement has been continuously effective for six consecutive months, if the Company determines in its reasonable business judgment that having such registration statement remain in effect would materially interfere with any financing, refinancing, acquisition, disposition, corporate reorganization or other material corporate transaction or development involving the Company or any of its Subsidiaries or at any time after such registration statement has been declared effective if the Company becomes the subject of an unsolicited tender offer for at least a majority of its equity securities, the Company may, upon prior written notice to each Holder of Registrable Securities included therein, suspend such registration statement for a period of not more than ninety (90) days, and in no event shall the Company be entitled to exercise such right more than once in any 12-month period;

          (b) before filing a registration statement or prospectus or any amendments or supplements thereto or incorporating any document by reference therein, the Company shall furnish to the Holders of Registrable Securities included in such registration statement copies of all such documents proposed to be filed or incorporated therein, which documents shall be subject to the review and comment of such holders and one counsel selected by such holders;

          (c) notify in writing each Holder of Registrable Securities included in such registration statement of (i) the filing and effectiveness of such registration statement or any amendment or post-effective amendments thereto and the prospectus and any supplement thereto, (ii) any request by the SEC for amendments or post-effective amendments to the registration statement or supplements to the prospectus or for additional information, (iii) the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation or threatening of any proceedings for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

          (d) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during the period of, and in accordance with the intended methods of, disposition by the sellers thereof as set forth in such registration statement;

          (e) furnish, without charge, to each Holder of Registrable Securities included in a registration statement such number of copies of such registration statement, the prospectus included in such registration statement (including each preliminary prospectus), each amendment and supplement thereto, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities included therein owned by such Holder and the Company hereby consents to the use of each prospectus or any supplement thereto by each such holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or any amendment thereto;

          (f) use its reasonable best efforts to register or qualify all Registrable Securities included in a registration statement under such other securities or blue sky laws of such jurisdictions as any holder of such Registrable Securities reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of such Registrable Securities (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (f), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (g) immediately notify each Holder of Registrable Securities included in a registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and shall prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

          (h) cause all Registrable Securities included in a registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, but similar securities are then listed on the NASD automated quotation system, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its reasonable best efforts to secure designation of all such Registrable Securities as a NASDAQ national market system security within the meaning of Rule 11Aa2-1 of the SEC or failing that, at such time as the Company becomes eligible for such authorization, to secure NASDAQ authorization for such Registrable Securities if available and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

          (i) if the offering is underwritten, use its reasonable best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration statement, and to the extent required by any underwriting agreement or from time to time upon request by any Holder in connection with its disposition of its Registrable Securities under such registration statement: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to each such Holder, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof appear on their face to be appropriately responsive in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or financial data contained therein) and (C) to such other effect as may be reasonably requested by counsel for the underwriters or by such Holder or its counsel if such offering is not underwritten and (ii) to the extent accounting standards then permit, a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to each such Holder, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five Business Days prior to the date of such letter) with respect to such registration as such underwriters, or the Holders of a majority of the Registrable Securities included in such offering if such offering is not underwritten, may reasonably request;

          (j) provide a transfer agent and registrar for all Registrable Securities included in a registration statement not later than the effective date of such registration statement, and a CUSIP number for all such Registrable Securities and provide the applicable transfer agent with printed certificates or instruments for such Registrable Securities which are in a form eligible for deposit with Depositary Trust Company and otherwise meeting the requirements of any securities exchange on which such Registrable Securities are then listed;

          (k) cooperate with the Holders of Registrable Securities included in a registration statement and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold not bearing any restrictive legends; and to enable such Registrable Securities to be in such denominations and registered in such names as the underwriters may request at least two Business Days prior to any sale of such Registrable Securities to the underwriters;

          (l) enter into such customary agreements (including underwriting agreements in customary form) as the underwriters of any registration statement pursuant to an underwritten offering, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

          (m) make available for inspection by any Holder of Registrable Securities included in a registration statement, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company as they deem necessary to conduct their due diligence review, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such registration statement;

          (n) otherwise comply with the Securities Act, the Exchange Act, all applicable rules and regulations of the SEC and all applicable state blue sky and other securities laws, rules and regulations, and make generally available to its security holders, earnings statements satisfying the provisions of
Section 11(a) of the Securities Act, no later than 30 days after the end of any 12 month period (or 90 days if the end of such 12 month period coincides with the end of a fiscal quarter or fiscal year, respectively) of the Company (A) commencing at the end of any month in which Registrable Securities are sold to underwriters in an underwritten offering, or, (B) if not sold to underwriters in such an offering, beginning within the first three months commencing after the effective date of the registration statement, which statements shall cover said 12 month periods;

          (o) permit any Holder which, in such Holder's sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; and

          (p) if the offering is underwritten, promptly upon notification to the Company from the managing underwriter of the price at which the securities are to be sold under such registration statement, and, in any event, prior to the effective date of the registration statement filed in connection with such registration, the Company shall advise each Holder requesting inclusion of Registrable Securities in such registration statement of such price. If such price is below the price which is acceptable to a Holder of Registrable Securities requested to be included in such offering, then such Holder shall have the right, by written notice to the Company given prior to the effectiveness of such registration statement, to withdraw its request to have its Registrable Securities included in such registration statement.

     2.5  Conditions to Registration.  Each holder's right to have its
          --------------------------
Registrable Securities included in any registration statement filed by the Company in accordance with the provisions of this Agreement shall be subject to the following conditions:

          (a) the Holders of Registrable Securities to be included in such registration statement shall furnish the Company in a timely manner with all information requested by the Company in writing and required by the applicable rules and regulations of the SEC or otherwise reasonably required by the Company or its counsel in order to enable them properly to prepare and file such registration statement in accordance with applicable provisions of the Securities Act and if the offering is underwritten such Holder shall (i) agree to sell its Registrable Securities on any reasonable and customary basis provided in any underwriting arrangements approved by (A) the Holders of not less than a majority of the Registrable Securities included therein in the case of a Demand Registration, or (B) the Company or such other Holders of securities on whose account the registration is initially being made in the case of a Piggyback Registration and (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements on a timely basis; provided that in no case shall a Holder of Registrable Securities included in any registration be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder, the Registrable Securities held by such Holder and such Holder's intended method of distribution;

          (b) if any such Holder desires to sell and distribute Registrable Securities over a period of time, or from time to time, at then prevailing market prices, then any such holder shall execute and deliver to the Company such written undertakings as the Company and its counsel may reasonably request in order to assure full compliance with applicable provisions of the Securities Act and the Exchange Act;

          (c) such Holder shall agree that as of the date that a final prospectus is made available to it for distribution to prospective purchasers of Registrable Securities it shall cease to distribute copies of any preliminary prospectus prepared in connection with the offer and sale of such Registrable Securities and will deliver or cause to be delivered a copy of such final prospectus to each Person who received a copy of any preliminary prospectus prior to sale of any of the Registrable Securities to such Persons; and

          (d) upon receipt of any notice from the Company of the existence of any event of the nature described in Section 2.4(g), such Holder will forthwith discontinue disposition of Registrable Securities until such Holder receives copies of the supplemented or amended prospectus contemplated by Section 2.4(g) or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     2.6  Registration and Selling Expenses.
          ---------------------------------

          (a) All expenses incident to the Company's performance of or compliance with this Agreement and the preparation, filing, amendment or supplement of any registration statement in which Registrable Securities are to be included, including without limitation all registration and filing fees, fees and expenses (including the Company's counsel fees) of compliance with securities or blue sky laws, printing and copying expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions and fees in lieu of discounts and commissions) and other Persons retained by the Company, the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system, transfer taxes, fees of transfer agents and registrars and cost of insurance (all such expenses being called "Registration
                                                                  ------------
Expenses") shall be by the Company, whether or not any such registration
--------
statement becomes effective.

          (b)  In connection with each registration effected pursuant to Section
2.1 or 2.2, the Company shall reimburse the Holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the Holders of a majority of the Registrable Securities included in such registration.

          (c) All underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Holders, other than fees and expenses referred to in Section 2.6(b), shall be paid by such Holders.

     2.7  Indemnification.
          ---------------

          (a) The Company agrees to indemnify, hold harmless and reimburse, to the extent not prohibited by law, each Holder of Registrable Securities included in a registration statement, its directors, officers, employees and each Person who controls such holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses, whether joint or several (including legal expenses and any expenses incurred in investigating any claims) caused by any untrue or alleged untrue statement of material fact contained in such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any other violation or breach of the Securities Act, the Exchange Act or any state securities or blue sky law or any other law by the Company or its officers or directors or any other Person acting or purporting to act on the Company's behalf, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder specifically stating that it is to be used in the preparation thereof or by such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders.

          (b) In connection with any registration statement in which a Holder is participating, each such Holder shall indemnify the Company, its managers, officers and employees and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including legal expenses and any expenses incurred in investigating any claims) resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder specifically stating that it is to be used in the preparation thereof; provided that the obligation to indemnify shall be individual to each Holder and in no event shall the aggregate liability of a Holder for indemnities pursuant to this Section 2.7 exceed the net amount of proceeds received by such holder from the sale of its Registrable Securities pursuant to such registration statement.

          (c)  Any Person entitled to indemnification hereunder (an "indemnified
                                                                     -----------
party") shall (i) give prompt written notice to any Person obligated to make
-----
such indemnification (an "indemnifying party") of any claim with respect to
                          ------------------
which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim or that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

          (d) In order to provide for just and equitable contribution to joint liability in any case in which either (i) the indemnity provided for in this
Section 2.7 is unavailable to a party that would otherwise have been an indemnified party, or (ii) contribution under the Securities Act or any other applicable law may be required on the part of any such Holder or any controlling Person of such a Holder in circumstances for which indemnification is provided under this Section 2.7; then, and in each such case, the indemnifying and indemnified party will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and such indemnified party on the other in connection with the statement or omission or circumstance which resulted in such loss, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or such indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided that, in
                                                              --------
any such case, (A) no such Holder will be required to contribute any amount in excess of the amounts received by it from the sale of its Registrable Securities pursuant to such registration statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

          (e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of any Registrable Securities and any termination of this Agreement.

                          ARTICLE 3.  MISCELLANEOUS.

     3.1  Successors and Assigns: This Agreement shall be binding upon the
          -----------------------
parties hereto and their successors and assigns (provided the Company's obligations hereunder may not be assigned by the Company without the consent of all the Holders).

     3.2  Amendments. This Agreement may be amended or modified in whole or in
          ----------
part only by an instrument in writing signed by Holders then owning not less that sixty-six and two-thirds percent (66 2/3%) of the Shares and the Company.

     3.3  Termination. The rights established by this Agreement shall terminate
          -----------
at such time there are no Registrable Securities.

     3.4  Entire Agreement. This Agreement constitutes the entire agreement
          ----------------
between the parties, and all premises, representations, understandings, warranties and agreements with reference to the subject matter hereof have been expressed herein or in the documents incorporated herein by reference.

     3.5  Applicable Law. This Agreement shall be governed by and construed and
          --------------
enforced in accordance with the laws of the Commonwealth of Massachusetts.

     3.6  Counterparts. This Agreement may be executed in multiple counterparts,
          ------------
each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     3.7  Effect of Headings.  Any title of an article or section heading herein
          ------------------
contained is for convenience or reference only and shall not affect the meaning or construction of any of the provisions hereof.

     3.8  Injunctive Relief.  It is acknowledged that it will be impossible to
          -----------------
measure the damages that would be suffered by a party if any other party fails to comply with the provisions of this Agreement and that in the event of any such failure, the non-defaulting parties will not have an adequate remedy at law. The non-defaulting parties shall, therefore, be entitled to obtain specific performance of the defaulting party's obligations hereunder and to obtain immediate injunctive relief. The defaulting party shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the non-defaulting parties have an adequate remedy at law.

     3.9  Severability. In case any provision of the Agreement shall be invalid,
          ------------
illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     3.10 Delays or Omissions. It is agreed that no delay or omission to
          -------------------
exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance of any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of or in any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of any party of any breach, default or noncompliance under the Agreement or any waiver on the part of any party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     3.11 Notices and Consents; Notices.  All notices and other written
          -----------------------------
communications provided for hereunder shall be given in writing and sent by overnight delivery service (with charges prepaid) or by facsimile transmission with the original of such transmission being sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (i) if to a Purchaser, addressed to such Purchaser at such address or fax number as is specified for such Purchaser on Schedule 1, (ii) if to any other Stockholder
                                ----------
addressed to such Stockholder at such address or fax number as is specified for such Stockholder in the stock or warrant records of the Company; and (iii) if to the Company, addressed to it at 1501

Washington Street, Braintree, MA 02185, Attention: Chief Financial Officer, Fax No. (781) 848-1632, with a copy to Davis, Malm & D'Agostine, P.C., One Boston Place, Boston, MA, 02108, Attention: C. Michael Malm, Fax No. (617) 523-6215 or at such other address or fax number as such Purchaser, Stockholder, or the Company shall have specified to each other party hereto in writing given in accordance with this Section 3.11. Notice given in accordance with this Section
3.11 shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

     3.12 Pronouns.  All pronouns contained herein, and any variations thereof,
          --------
shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

   This Agreement has been executed under seal as of the date first written above.

COMPANY:                                   CLEAN HARBORS, INC.


                                           By: /s/ Stephen H. Moynihan
                                               -----------------------------
                                               Name: Stephen H. Moynihan
                                               Title: Senior Vice President

                Signature Page to Registration Rights Agreement

PURCHASERS                             JOHN HANCOCK LIFE
                                         INSURANCE COMPANY

                                       By: /s/ STEVEN J. BLEWITT
                                           -----------------------
                                             Name:
                                             Title: MANAGING DIRECTOR

                                       JOHN HANCOCK VARIABLE LIFE
                                         INSURANCE COMPANY

                                       By: /s/ STEVEN J. BLEWITT
                                           -----------------------
                                             Name:
                                             Title: AUTHORIZED SIGNATORY

                                       SIGNATURE 4 LIMITED
                                       By: John Hancock Life Insurance Company,
                                           as Portfolio Advisor

                                       By: /s/ STEVEN J. BLEWITT
                                           ------------------------
                                             Name:
                                             Title: MANAGING DIRECTOR

                                       SIGNATURE 5 L.P.
                                       By: John Hancock Life Insurance Company,
                                           as Portfolio Advisor

                                       By: /s/ STEVEN J. BLEWITT
                                           ------------------------
                                             Name:
                                             Title: MANAGING DIRECTOR

                Signature Page to Registration Rights Agreement

                                         SPECIAL VALUE BOND FUND, LLC

                                         By: SVIM/MSM, LLC
                                             as Manager

                                         By: TENNENBAUM & CO., LLC
                                             as Managing Member of the Manager

                                         By: /s/ Michael E. Tennenbaum
                                             ---------------------------------
                                               Name: Michael E. Tennenbaum
                                               Title: Member


                Signature Page to Registration Rights Agreement

                                    ARROW INVESTMENT PARTNERS
                                    By: Grandview Capital Management, LLC,
                                        Investment Manager

                                    By: /s/ Robert E. Sydow
                                        -----------------------------------
                                           Name: Robert E. Sydow
                                           Title: President

                                    BILL AND MELINDA GATES FOUNDATION
                                    By: Grandview Capital Management, LLC,
                                        Investment Manager

                                    By: /s/ Robert E. Sydow
                                        -----------------------------------
                                           Name: Robert E. Sydow
                                           Title: President


                Signature Page to Registration Rights Agreement